UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 26, 2004

Veritas DGC Inc.

(Exact Name of Registrant As Specified In Its Chapter)

Delaware	001-7427	76-0343152
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

10300 Town Park
Houston, Texas 77072
(Address of Principal Executive Offices) (Zip Code)

832-351-8300
(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

     On February 26, 2004, Veritas DGC Inc. (the “Registrant”) issued a press release announcing that it has priced its previously announced private offering of $125 million aggregate principal amount of Floating Rate Convertible Senior Notes Due 2024. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The information contained in this Current Report on Form 8-K, including the exhibit hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities to be offered and sold. The securities to be offered and sold have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit No.	Description
99.1	Press Release of Veritas DGC Inc. dated as of February 26, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Veritas DGC INC. (Registrant)
/s/ Larry L. Worden
Larry L. Worden
Vice President, General Counsel & Secretary

Date: February 26, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Veritas DGC Inc. dated as of February 26, 2004